UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
25501 West Valley Parkway, Suite 300 Olathe, Kansas 66061
(Address of principal executive office)(Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01       Changes in Registrant’s Certifying Accountant

During 2015, the Audit Committee of the Board of Directors of NIC Inc. (the “Company”) initiated a competitive request for proposal process, as a matter of good governance, following 17 years of engaging PricewaterhouseCoopers LLP (“PwC”) as the Company’s principal independent registered public accounting firm. Following a comprehensive review and consideration of the proposals received from independent registered public accounting firms, the Audit Committee voted to engage Ernst & Young LLP (“E&Y”) as the principal independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2016. On October 27, 2015, the Audit Committee dismissed PwC as the independent registered public accounting firm of the Company effective upon the issuance by PwC of their reports on the consolidated financial statements as of and for the year ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015 to be included in the filing of the related Form 10-K. Upon completion of PwC’s services, the Company will file an amendment to this Form 8-K with the effective date of dismissal of PwC and an update to the disclosures required by Item 304(a) of Regulation S-K through that date. The Company has given permission to PwC to respond fully to the inquiries of successor auditor E&Y. The Audit Committee wishes to extend its sincere thanks and gratitude to PwC for 17 years of dedicated service.

The reports of PwC on the consolidated financial statements of the Company for the fiscal years ended December 31, 2014 and 2013 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through October 27, 2015, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the consolidated financial statements for such fiscal years.

During the Company’s fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through October 27, 2015, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided PwC with a copy of the disclosures in this Current Report on Form 8-K and requested that PwC furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements and, if not, stating the respects in which they do not agree. A copy of PwC’s letter dated October 30, 2015 is attached as Exhibit 16.1 hereto.

During the fiscal years ended December 31, 2014 and December 31, 2013 and the subsequent interim period prior to the Audit Committee’s vote to engage E&Y, neither the Company nor anyone on its behalf consulted E&Y regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01       Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
16.1	Letter to Securities and Exchange Commission from PricewaterhouseCoopers LLP, dated October 30, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

		By:	/s/ Stephen M. Kovzan
Stephen M. Kovzan
Chief Financial Officer

Date:	October 30, 2015

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